Exhibit 99(a)

           American Greetings Announces Solid Third-Quarter Results

     - Greeting card performance drives 4.6 percent net sales increase in quarter

     - Third-quarter results in line with estimate

     - Estimate for fiscal 2004 lowered to $1.48 to $1.53 per share

     - Corporation repurchases $64 million of high-yield debt

    CLEVELAND, Dec. 23 /PRNewswire-FirstCall/ -- American Greetings Corporation (NYSE: AM) today announced results in line with its estimate for the third quarter of fiscal 2004. The Corporation also announced the repurchase of $63.6 million of its 11.75 percent subordinated notes.
    American Greetings reported net income of $46.4 million, or 60 cents per share, on net sales of $616.0 million, for the fiscal 2004 third quarter ended Nov. 30, 2003 (all per-share amounts assume dilution). Included in this quarter's results are $13.8 million in costs related to the debt repurchase. Excluding these costs, American Greetings realized earnings per share of 70 cents on net income of $54.1 million. These results compare to net income of $47.0 million, or 62 cents per share, on net sales of $588.8 million in the third quarter last year.
    The Corporation reported net income of $56.4 million, or 78 cents per share, on net sales of $1.5 billion, for the first three quarters of fiscal 2004. Included in the year-to-date results are $18.4 million of costs incurred in the first and third fiscal quarters for debt repurchases totaling
$181.6 million. Excluding these costs, American Greetings realized earnings per share of 91 cents on net income of $66.7 million for the first three quarters. Last year, the Corporation reported net income of $75.7 million, or $1.03 per share, on net sales of $1.5 billion for the same period. Last year's results include a $12.0 million pretax gain from the sale of an equity investment.
    EBITDA for the third quarter of fiscal 2004 was $121.9 million, compared to $113.4 million in the third quarter of fiscal 2003. EBITDA for the trailing four quarters ended Nov. 30, 2003, was $321.6 million, compared to EBITDA for the year-ago trailing four quarters of $343.4 million. Last year's results include a $12.0 million pretax gain from the sale of an equity investment. EBITDA represents a non-GAAP financial measure, and is presented because certain of the Corporation's credit agreement covenants incorporate EBITDA as a component of their calculations. A table reconciling EBITDA to the appropriate GAAP measure is included in the notes to this release.

    Management Comments and Outlook
    "We are satisfied with our year-to-date performance, including our recent debt repurchases; however, despite strong sales and cash flow in the third quarter, early holiday sales are below our expectations," said Chief Executive Officer Zev Weiss. "This softness in our seasonal business will most likely impact our greeting card, gift wrap and retail operations in the fourth quarter. As a result, we are revising our earnings per share estimate for the full fiscal year 2004 to $1.48 to $1.53."

    Conference Call on the Web
    American Greetings will broadcast its third-quarter conference call live on the Internet at 9:30 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://corporate.americangreetings.com . A replay of the call will be available on the site.

    About American Greetings Corporation
    American Greetings Corporation (NYSE: AM) is one of the world's largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, reading glasses, candles, stationery, calendars, educational products, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $2 billion. For more information on the Corporation, visit http://corporate.americangreetings.com .

    The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including but not limited to: retail bankruptcies and consolidations, successful integration of acquisitions, successful transition of management, a weak retail environment, consumer acceptance of products as priced and marketed, the impact of technology on core product sales, competitive terms of sale offered to customers, successfully implementing supply chain improvements and achieving projected cost savings from those improvements, and the Corporation's ability to comply with its debt covenants. Risks pertaining specifically to AmericanGreetings.com include the viability of online advertising and subscriptions as revenue generators and the public's acceptance of online greetings and other social expression products.
    In addition, this release contains time-sensitive information that reflects management's best analysis only as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Corporation's periodic filings with the Securities and Exchange Commission.


                          AMERICAN GREETINGS CORPORATION
                 THIRD QUARTER REPORT OF CONSOLIDATED OPERATIONS
                       FISCAL YEAR ENDING FEBRUARY 29, 2004

           (In thousands of dollars except share and per share amounts)

                                    (Unaudited)             (Unaudited)
                                 Three Months Ended      Nine Months Ended
                                    November 30,            November 30,
                                  2003        2002        2003        2002

    Net sales                    $616,046    $588,811  $1,473,898  $1,469,954

    Costs and expenses:
       Material, labor and
        other production costs    296,341     285,287     682,749     665,385
       Selling, distribution
        and marketing             171,117     159,728     474,697     457,971
       Administrative and
        general                    56,720      47,044     179,530     180,777
       Interest expense            30,587      19,569      70,924      59,364
       Other (income) - net       (14,079)       (747)    (25,963)    (19,095)
                                  540,686     510,881   1,381,937   1,344,402

    Income before income
     tax expense                   75,360      77,930      91,961     125,552
    Income tax expense             28,998      30,938      35,589      49,844

    Net income                    $46,362     $46,992     $56,372     $75,708

    Earnings per share              $0.70       $0.71       $0.85       $1.15

    Earnings per share -
     assuming dilution              $0.60       $0.62       $0.78       $1.03

    Average number of common
     shares outstanding        66,699,848  65,847,805  66,309,827  65,554,677

    Average number of common
     shares outstanding -
     assuming dilution         80,478,413  79,311,123  79,817,702  78,971,775


                          AMERICAN GREETINGS CORPORATION
                  THIRD QUARTER STATEMENT OF FINANCIAL POSITION
                       FISCAL YEAR ENDING FEBRUARY 29, 2004

                            (In thousands of dollars)

                                                          (Unaudited)
                                                          November 30,
                                                     2003              2002

    ASSETS
    CURRENT ASSETS
       Cash and cash equivalents                    $51,694           $21,801
       Trade accounts receivable,
         less allowances for sales returns
         of $91,271 ($80,153 in 2002) and for
         doubtful accounts of $23,829
         ($27,563 in 2002)                          462,547           513,922
       Inventories                                  306,614           295,224
       Deferred and refundable income
        taxes                                       181,981           191,991
       Prepaid expenses and other                   246,704           228,181
         Total current assets                     1,249,540         1,251,119

    GOODWILL                                        223,240           207,106
    OTHER ASSETS                                    698,608           766,617
    PROPERTY, PLANT AND EQUIPMENT - NET             373,677           387,748
                                                 $2,545,065        $2,612,590

    LIABILITIES AND SHAREHOLDERS' EQUITY

    CURRENT LIABILITIES
    Debt due within one year                        $85,414           $37,274
    Accounts payable                                141,506           145,071
    Accrued liabilities                             156,142           157,695
    Accrued compensation and benefits                69,871            92,572
    Income taxes                                     51,113            94,046
    Other current liabilities                        69,455            84,803
      Total current liabilities                     573,501           611,461

    LONG-TERM DEBT                                  665,554           844,341
    OTHER LIABILITIES                               110,026           110,233
    DEFERRED INCOME TAXES                             9,894            24,295

    SHAREHOLDERS' EQUITY
    Common shares - Class A                          62,241            61,255
    Common shares - Class B                           4,592             4,602
    Capital in excess of par value                  322,643           310,443
    Treasury stock                                 (438,655)         (438,756)
    Accumulated other comprehensive loss             (2,858)          (51,790)
    Retained earnings                             1,238,127         1,136,506
    Total shareholders' equity                    1,186,090         1,022,260
                                                 $2,545,065        $2,612,590


                          AMERICAN GREETINGS CORPORATION
                      THIRD QUARTER STATEMENT OF CASH FLOWS
                       FISCAL YEAR ENDING FEBRUARY 29, 2004

               (In thousands of dollars except share and per share amounts)
                                                           (Unaudited)
                                                       Nine Months Ended
                                                           November 30,
                                                       2003           2002
    OPERATING ACTIVITIES:
      Net income                                     $56,372        $75,708
      Adjustments to reconcile to net cash
       used by operating activities:
         (Gain) on sale of marketable security           -          (12,027)
          Depreciation and amortization               47,986         49,112
          Deferred income taxes                       (8,110)       (49,003)
          Changes in operating assets and liabilities:
            Increase in trade accounts receivable   (144,679)      (219,517)
            Increase in inventories                  (19,464)          (497)
            Decrease in other current assets          27,860         56,348
            Decrease in deferred costs - net          24,891         50,170
            Decrease in accounts payable
             and other liabilities                   (35,771)       (93,040)
            Other - net                                6,137          7,824
            Cash Used by Operating Activities        (44,778)      (134,922)

    INVESTING ACTIVITIES:
      Property, plant & equipment additions          (26,511)       (17,768)
      Proceeds from sale of fixed assets               2,140          1,694
      Investment in corporate owned life insurance     8,943          5,257
      Other - net                                      3,814         29,285
         Cash (Used) Provided by
          Investing Activities                       (11,614)        18,468

    FINANCING ACTIVITIES:
      Reduction of long-term debt                    (68,673)        (6,581)
      (Decrease) increase in short-term debt         (45,955)        20,476
      Sale of stock under benefit plans               10,478         21,055
      Purchase of treasury shares                       (439)           (83)
        Cash (Used) Provided by
         Financing Activities                       (104,589)        34,867

    EFFECT OF EXCHANGE RATE CHANGES ON CASH            4,212          2,409

    DECREASE IN CASH AND CASH EQUIVALENTS           (156,769)       (79,178)

        Cash and Cash Equivalents at
         Beginning of Year                           208,463        100,979
        Cash and Cash Equivalents at End
         of Period                                   $51,694        $21,801


                        AMERICAN GREETINGS CORPORATION
               THIRD QUARTER REPORT OF CONSOLIDATED OPERATIONS
               FISCAL YEAR ENDING FEBRUARY 29, 2004 (Unaudited)
         (In thousands of dollars except share and per share amounts)

    Note 1: Seasonal Nature of Business: A significant portion of the Corporation's business is seasonal in nature. Therefore, the results of operations for interim periods are not necessarily indicative of the results for the fiscal year taken as a whole.
    Note 2: Reclassifications: Certain amounts in the prior year financial statements have been reclassified to conform to the 2004 presentation.

    Note 3: Deferred Costs: In the normal course of its business, the Corporation enters into agreements with certain customers for the supply of greeting cards and related products. Under these agreements, the customer typically receives from the Corporation a combination of cash payments, credits, discounts, allowances and other incentive considerations to be earned by the customer as product is purchased from the Corporation over the effective time period of the agreement to meet a minimum purchase volume commitment. In the event a contract is not completed, the Corporation has a claim for unearned advances under the agreement. The Corporation periodically reviews the progress toward the commitment and adjusts the estimated amortization period accordingly to match the costs with the revenue associated with the agreement. The agreements may or may not specify the Corporation as the sole supplier of social expression products to the customer.

             The Corporation classifies the total contractual amount of the incentive consideration committed to the customer but not yet earned as a deferred cost asset at the inception of an agreement, or any future amendments. Deferred costs estimated to be earned by the customer and charged to operations during the next twelve months are classified as "Prepaid expenses and other" in the Consolidated Statement of Financial Position, and the remaining amounts to be charged beyond the next twelve months are classified as "Other assets".

             A portion of the total consideration may be payable by the Corporation at the time the agreement is consummated. All future payment commitments are classified as liabilities at inception until paid. The payments that are expected to be made in the next twelve months are classified as "Other current liabilities" in the Consolidated Statement of Financial Position, and the remaining payment commitments beyond the next twelve months are classified as "Other liabilities". The Corporation maintains adequate reserves for deferred costs related to supply agreements and does not expect that the non-completion of any particular contract would result in a material loss.

    Note 4: Other (Income) - Net : During the three months ended May 31, 2002, "Other (income) -- net" included $12,027 of income on the sale of a marketable security investment. The amount of the proceeds received from the sale of the marketable security investment of $16,964 is included in "Other" investing activities in the Statement of Cash Flows for the period.

    Note 5: Recent Accounting Pronouncements: In April 2002, Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections", was issued. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. SFAS No. 145 requires that debt extinguishment must meet the criteria under APB Opinion No. 30 to be classified as an extraordinary item. This Statement also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The Corporation adopted this Statement effective March 1, 2003. During the three months ended May 31, 2003, the Corporation paid the outstanding balance of its $117,988 term loan and recorded a charge of $4,639 for the write-off of the deferred financing costs and a premium associated with the early retirement of that loan. During the three months ended November 30, 2003 the Company repurchased $63,630 of its 11.75% senior subordinated notes and recorded a charge of $13,750 for the write-off of deferred financing costs and the premium associated with the note repurchase. The write-offs for the deferred financing fees and premium related to these transactions were included in Interest Expense.

             In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" was issued. SFAS
             No. 148 amends the disclosure provisions of SFAS No. 123 and requires expanded and more prominent disclosure of the effects of an entity's accounting policy in respect to stock-based employee compensation. The disclosure requirements in SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002 and for financial reports containing condensed consolidated financial statements for interim periods beginning after December 15, 2002. Beginning with its financial statements for the year ended February 28, 2003, the Corporation has adopted the disclosure provisions of SFAS No. 148.

             In January 2003, Interpretation No. 46, "Consolidation of Variable Interest Entities" was issued. Interpretation No. 46 provides guidance for identifying a controlling interest in a Variable Interest Entity ("VIE") established by means other than voting interests. Interpretation No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. On December 17, 2003, the FASB completed deliberations of the proposed modifications to Interpretation No. 46; the decisions reached include:

               (1) Deferral of the effective date;
               (2) Provisions for additional scope exceptions for certain other variable interests; and
               (3) Clarification of the impact of troubled debt restructurings on the requirement with respect to VIEs.

             Based on the Board's decisions, all public companies must apply the provisions of the Interpretation or the Revised Interpretation to variable interests in a special purpose entity ("SPE") created before February 1, 2003 no later than periods ending after December 15, 2003. Companies are required to apply the revised provisions to variable interests in non-SPEs held in the entity no later than the end of the first interim or annual reporting period ending after March 15, 2004. The Corporation does not believe that this Interpretation will have a material impact on the financial statements of the Corporation.

             In May 2003, SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. SFAS No. 150 establishes standards for how certain financial instruments with characteristics of both liabilities and equity are classified. This Statement requires that a financial instrument that is within its scope be classified as a liability (or as an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This Statement had no impact on the financial statements of the Corporation.

    Note 6: Reconciliation of Non-GAAP Measures: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Corporation has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

             Certain covenants of the Corporation's debt agreements are based on calculations of earnings before interest expense, income taxes, depreciation and amortization (EBITDA). As such, EBITDA was $121.9 million for the three months ended November 30, 2003.

             Below is a reconciliation of net income to EBITDA (in millions):

                                                        Three Months Ended
                                                            November 30

                                                        2003          2002
                      Net income                       $46.4         $47.0
                      Interest expense                  30.6          19.6
                      Income tax expense                29.0          30.9
                      Depreciation and amortization     15.9          15.9
                      EBITDA                          $121.9        $113.4

            Below is a reconciliation of "Cash used by operating activities" to EBITDA (in millions):


                                                        Three Months Ended
                                                            November 30
                                                        2003          2002
                      Cash used by operating
                       activities                      $(4.0)      $(163.3)
                      Deferred income taxes             23.2          25.7
                      Changes in operating assets
                       and liabilities                  43.1         200.5
                      Interest expense                  30.6          19.6
                      Income tax expense                29.0          30.9
                      EBITDA                          $121.9        $113.4


    Below are reconciliations of net income (loss) to adjusted EBITDA for the four quarters ended November 30, 2003 and 2002 (in millions):

    Net income:
      Year ended February 28, 2003                                   $121.1
      Less: nine months ended November 30, 2002                        75.7
      Add:  nine months ended November 30, 2003                        56.4
    Net income, four quarters ended November 30, 2003                 101.8
    Interest expense, four quarters ended November 30, 2003            90.7
    Income tax expense, four quarters ended November 30, 2003          65.5
    Depreciation and amortization, four quarters ended
     November 30, 2003                                                 63.6
    Adjusted EBITDA, four quarters ended November 30, 2003           $321.6

    Net income (loss):
      Year ended February 28, 2002                                  $(122.3)
      Less: nine months ended November 30, 2001                      (109.2)
      Add:  nine months ended November 30, 2002                        75.7
    Net income, four quarters ended November 30, 2002                  62.6
    Interest expense, four quarters ended November 30, 2002            78.8
    Income tax expense, four quarters ended November 30, 2002          41.9
    Depreciation and amortization, four quarters ended
     November 30, 2002                                                 71.1
    Charges, four quarters ended November 30, 2002
     (see note below)                                                  89.0
    Adjusted EBITDA, four quarters ended November 30, 2002           $343.4

    Note: Charges for the four quarters ended November 30, 2002 include the costs associated with the consolidation and rationalization of certain of the Corporation's operations, including employee severance and benefit termination costs, the implementation of the scan-based trading business model and other costs.


    Below are reconciliations of ''Cash provided (used) by operating activities'' to adjusted EBITDA for the four quarters ended November 30, 2003 and 2002 (in millions):

    Cash provided (used) by operating activities:
      Year ended February 28, 2003                                    $77.0
      Less: nine months ended November 30, 2002                      (134.9)
      Add:  nine months ended November 30, 2003                       (44.7)
    Cash provided by operating activities, four quarters ended
     November 30, 2003                                                167.2
    Deferred income taxes                                             (16.4)
    Changes in operating assets and liabilities                        (1.0)
    Interest expense, four quarters ended November 30, 2003            90.7
    Income tax expense, four quarters ended November 30, 2003          65.5
    Charges (see note above)                                           15.6
    Adjusted EBITDA, four quarters ended November 30, 2003           $321.6

    Cash provided (used) by operating activities:
      Year ended February 28, 2002                                    $36.3
      Less: nine months ended November 30, 2001                      (191.5)
      Add:  nine months ended November 30, 2002                      (134.9)
    Cash provided by operating activities, four quarters ended
     November 30, 2002                                                 92.9
    Gain on sale of marketable security                                12.0
    Deferred income taxes                                              77.2
    Changes in operating assets and liabilities                       (20.3)
    Interest expense, four quarters ended November 30, 2002            78.8
    Income tax expense, four quarters ended November 30, 2002          41.9
    Charges (see note above)                                           60.9
    Adjusted EBITDA, four quarters ended November 30, 2002           $343.4


             Summary of Statement of Cash Flows (in millions):

                                                        Nine Months Ended
                                                           November 30

                                                        2003          2002
                      Cash (Used) by Operating
                       Activities                     $(44.7)      $(134.9)
                      Cash (Used) Provided by
                       Investing Activities           $(11.6)        $18.5
                      Cash (Used) Provided by
                       Financing Activities          $(104.6)        $34.9

    EBITDA is presented in the earnings release because management believes that it is of interest to its investors and lenders in relation to its debt covenants, as certain of the debt covenants include EBITDA as a component of a covenant calculation.

SOURCE  American Greetings Corporation
    -0-                             12/23/2003
    /CONTACT: David D. Poplar, Investor and Corporate Media Relations Manager of American Greetings Corporation, +1-216-252-4864, or david.poplar@amgreetings.com/
    /Company News On-Call:  http://www.prnewswire.com/comp/044150.html/
    /Web site:  http://corporate.americangreetings.com/
    (AM)

CO:  American Greetings Corporation
ST:  Ohio
IN:  REA HOU
SU:  ERN ERP CCA MAV